UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

KKR Private Equity Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56540	88-4368033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Limited Liability Company Agreement

On November 7, 2023, the Second Amended and Restated Limited Liability Company Agreement (the “Second A&R LLCA”) of KKR Private Equity Conglomerate LLC (the “Company”) was executed, which amended and restated the Company’s Amended and Restated Limited Liability Company Agreement, dated as of July 27, 2023.

The amendment and restatement effects certain changes, including, among other things, changing the definition of “Reference Period” for which the “Performance Participation Allocation” (as defined in the Second A&R LLCA) will be calculated. As revised, the Reference Period will begin on October 1 of each year and will end on September 30 of the next succeeding year, except that the initial Reference Period shall be the period from August 1, 2023 (date of the Company’s commencement of principal operations) to September 30, 2024.

The foregoing summary description of the Second A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the Second A&R LLCA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 7, 2023, by a written consent, KKR Group Assets Holdings III L.P., the Company’s sole Class G Member (the “Class G Member”), approved the Second A&R LLCA and appointed Christopher J. Harrington and Thomas C. Naratil to the Company’s Board of Directors (the “Board”), as described under Item 5.03 and Item 8.01, respectively, of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On November 7, 2023, the Company, by the consent of the Class G Member, increased the size of the Board from six to eight members and appointed Christopher J. Harrington, the Company’s current Co-Chief Executive Officer, and Thomas C. Naratil to fill the vacancies so created, each effective immediately. Mssrs. Harrington and Naratil will each serve as a director until their respective successor is duly elected and qualified or their earlier death, disability, resignation or removal.

Additionally, the Board has determined that Mr. Naratil qualifies as (i) an independent director for service on the Board and the Audit Committee of the Board under the listing standards of the New York Stock Exchange and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended and (ii) an “audit committee financial expert” pursuant to Item 407(d)(5) of Regulation S-K, and the Board appointed Mr. Naratil to serve on the Company’s Audit Committee, effective immediately.

In connection with his service on the Board, as an independent director, Mr. Naratil will receive the Company’s customary compensation of $150,000 per year, payable in $100,000 in cash and $50,000 in Class F Shares, and prorated for any partial year. Each of Mssrs. Harrington and Naratil is also party to the Company’s customary indemnification agreement for directors and officers.

Mr. Naratil has been an Operating Partner to Lightyear Capital, a private equity firm investing in companies across the financial services and technology, healthcare and business service industries, since July 2023 and a Finance Senior Fellow at the United States Military Academy (West Point) since January 2023. Prior to joining Lightyear Capital, he was the Co-President Global Wealth Management from January 2018 to October 2022, President Americas at UBS from January 2016 to October 2022 and a member of UBS Group AG’s Group Executive Board from June 2011 to October 2022. Mr. Naratil had a 39-year career at UBS where he also served as President Wealth Management Americas, Group Chief Financial Officer, Group Chief Operating Officer, a member of UBS’s Executive Board, founding Chairman of UBS Americas Holding LLC and of UBS Bank USA and Chairman of UBS Financial Services Inc. Mr. Naratil holds an M.B.A. from the Stern Graduate School of Business at New York University and a B.A. in history from Yale University. Beginning in college, Mr. Naratil served in the U.S. Army Reserve for six years.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Limited Liability Company Agreement
104	Cover Page Interactive Data File, formatted in Inline XBRL

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR PRIVATE EQUITY CONGLOMERATE LLC

By:	/s/ Sung Bum Cho
	Name:	Sung Bum Cho
	Title:	General Counsel & Secretary

Date: November 13, 2023

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